UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 22, 2004

RAINING DATA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-16449	94-3046892
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

17500 Cartwright Road

Irvine, California 92614

(Address of Principal Executive Offices)

(949) 442-4400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 12.    Results of Operations and Financial Condition.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On June 22, 2004, Raining Data Corporation (the “Company”) issued a press release announcing its results of operations for the fourth quarter and fiscal year ended March 31, 2004.  A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.  The press release discloses certain financial measures, such as earnings before interest, taxes, depreciation and amortization (“EBITDA”), that are not in accordance with, or an alternative for, generally accepted accounting principles in the United States (“GAAP”).  EBITDA should not be construed as a substitute for net loss or as a better measure of liquidity than cash flow from operating activities, which are determined in accordance with GAAP.  EBITDA excludes components that are significant in understanding and assessing the Company’s results of operations and cash flows.  Since EBITDA is not a term defined by GAAP, the Company’s measure of EBITDA might not be comparable to similarly titled measures used by other companies.  The Company presents the reconciliation of EBITDA to what the Company deems the most directly comparable GAAP terms of net loss and net cash provided by operating activities.

However, the Company believes that EBITDA is relevant and useful information, which is often reported and widely used by analysts, investors and other interested parties in the Company’s industry.  Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of our operating performance, to provide an additional measure of performance and liquidity and to provide additional information with respect to the Company’s ability to meet future debt service, capital expenditure and working capital requirements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Raining Data Corporation
(Registrant)

June 22, 2004	/s/ Brian C. Bezdek

Date

Brian C. Bezdek, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated as of June 22, 2004, issued by Raining Data Corporation.